Exhibit 10.9

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

VERITEX HOLDINGS, INC.

AND CERTAIN

HOLDERS SET FORTH HEREIN

ii

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is entered into on the 11th day of September, 2014, by and among Veritex Holdings, Inc., a Texas corporation (the “Company”), and each of the holders listed on Schedule A hereto, each of which is referred to in this Agreement as a “Holder”, to be effective as set forth in Subsection 3.12 hereof.

RECITALS

WHEREAS, the Holders and the Company hereby agree that this Agreement shall govern the rights of the Holders to cause the Company to register the sale of Registrable Securities held by the Holders and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.             Definitions.  For purposes of this Agreement:

1.1            “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.2            “Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

1.3            “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4            “Demand Registration” means any request for registration by a Holder pursuant to this Agreement other than Subsection 2.2.

1.5            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6            “Excluded Registration” means (i) a registration relating to the sale or issuance of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.7            “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.8            “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.9            “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.10          “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.11          “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.12          “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.13          “Registrable Securities” means (i) the Common Stock owned by a Holder; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Holders after the date hereof; (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (x) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (y) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (z) such securities shall have ceased to be outstanding.

1.14          “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities, which Common Stock, when issued, would be Registrable Securities.

1.15          “SEC” means the Securities and Exchange Commission.

1.16          “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.17          “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.18          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.19          “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, any Holder’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for any Holder, except for the reasonable fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.20          “SunTx Group” means SunTx Veritex Holdings, L.P., its Affiliates and the transferees of its Registrable Securities.

1.21          “WCM Group” means WCM Parkway, Ltd., its Affiliates and the transferees of its Registrable Securities.

2.             Registration Rights.  The Company covenants and agrees as follows:

2.1            Demand Registration.

(a)           Form S-1 Demand.  If at any time after one hundred eighty (180) days after the consummation of the IPO, the Company receives a request from a Holder  that the Company file a Form S-1 registration statement with respect to at least ten percent (10%) of such Holder’s Registrable Securities (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts, selling commissions, and stock transfer taxes would exceed $5 million), then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holder; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holder, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holder requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of

Subsections 2.1(c), (d) and (g) and 2.3; provided, however, if the Company is eligible to register the Registrable Securities on Form S-3 under the Securities Act, then the Demand Notice shall be deemed to have been made under Subsection 2.1(b).

(b)           Form S-3 Demand.  If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from a Holder that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of underwriting discounts, selling commissions, and stock transfer taxes, of at least $1 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holder; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holder, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holder requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c), (d) and (g) and 2.3; provided, however, that the Company may, at its option, elect to register all Registrable Securities held by the Initiating Holder and any other Holders providing such notice on a Shelf Registration Statement.  The Company shall deliver notice to all Holders at least forty-five (45) days prior to the first day on which the Company expects to be eligible to use a Form S-3 registration statement, and shall use commercially reasonable efforts to file a Form S-3 registration statement (or Shelf Registration Statement if so requested by the Holders) covering all Registrable Securities that the Holders request to be registered in accordance with this Subsection 2.1(b) prior to such date promptly after the first day on which the Company is eligible to use a Form S-3 registration statement.

(c)           Notwithstanding anything in this Agreement to the contrary, if the Company furnishes to Holders making a Demand Registration a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for a registration statement in respect of such Demand Registration to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration; and provided further that the Initiating Holder requesting such registration statement shall be entitled to withdraw such request if the Company has actually postponed the filing or the effectiveness of such registration statement by at least thirty (30) days and, if such request is withdrawn, such related registration statement shall not count as one of the permitted Demand Registrations of such Initiating Holder.

(d)           Notwithstanding anything in this Agreement to the contrary, the Company shall be required to cause to become effective no more than two (2) registration statements on Form S-1 in the aggregate in response to Demand Notices by the SunTx Group and no more than two (2) registration statements on Form S-1 in the aggreagate in response to Demand Notices by the WCM Group.  If the Company is eligible to register the Registrable Securities on Form S-3 under the Securities Act, the Holders shall have the unlimited right to require registrations on Form S-3 pursuant to Subsection 2.1(b).  Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to effect, or to take any action to effect, any Demand Registration (i) (A) with respect to a Demand Registration pursuant to Subsection 2.1(a), during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective or (B) with respect to a Demand Registration pursuant to Subsection 2.1(b), during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) within ninety (90) days after the effective date of a previous Demand Registration or a previous registration under which the Initiating Holder had piggyback rights pursuant to Subsection 2.2; or (iv) if the Company has previously received a Demand Registration from another Initiating Holder, and the effectiveness of the applicable registration statement is still pending and the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.  A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one (1) Demand Registration on Form S-1, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

(e)           In connection with any registration pursuant to this Subsection 2.1, the Initiating Holders thereof may elect that the Company effect such registration by filing a registration statement under the Securities Act (a “Shelf Registration Statement”) which provides for the sale by the Initiating Holders of their Registrable Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, which registration statement shall provide for the disposition of Registrable Securities pursuant to such distribution methods as the Initiating Holders set forth in the written request therefor (the “Shelf Option”); provided, that the Company is eligible to register securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. If the Initiating Holders elect the Shelf Option, the Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective and usable for the resale of the Registrable Securities registered thereunder for a period ending on the first date on which all the Registrable Securities covered by such Shelf Registration Statement shall have been sold pursuant to such Shelf Registration Statement.

(f)            No registration statement (including any amendments thereto and prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement to a prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the foregoing shall not apply, with respect to any Holder, for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in such registration statement). The Company  will promptly respond to any and all comments received from the SEC on any registration statement in respect of a Demand Registration, with a view towards causing such registration statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such registration statement or any amendment thereto will not be subject to review. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company any information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing in order to comply with applicable securities laws and effect the registration of any Registrable Securities pursuant to the terms hereof. In connection with the preparation and filing of each registration statement registering the Holders’ Registrable Securities under the Securities Act, the Company will give such Holders and the underwriters, if any, and their respective counsel and accountants, drafts of such registration statement for their review and comment prior to filing (with a reasonable period of time to review and comment prior to such filing).

(g)           Each seller of Registrable Securities agrees by having its stock treated as Registrable Securities hereunder that, upon written notice from the Company, after consultation with outside counsel, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Suspension Notice”), such seller will forthwith discontinue disposition of Registrable Securities until such seller is advised in writing by the Company that the use of the prospectus may be resumed and is furnished with a supplemented or amended prospectus, and, if so directed by the Company, such seller will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such seller’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that the Company shall promptly use its commercially reasonable efforts to file a post effective amendment or take such other action so as to obviate the need for a Suspension Notice as soon as reasonably practicable in the good faith judgment of the Company and promptly after filing such amendment (and in any event within two business days of such filing) deliver sufficient copies of such supplemented or amended prospectuses pursuant to Subsection 2.4 to such sellers to resume such disposition; and provided further that such postponement of sales of Registrable Securities by the Holders shall not exceed ninety (90) calendar days in the aggregate in any one year. Each seller of Registrable Securities further agrees by having its stock treated as Registrable Securities hereunder that it shall maintain in confidence and not disclose the receipt of any Suspension Notice. If the Company shall give a Suspension Notice, the Company shall extend the period of time during which the Company is required to maintain the affected registration statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the prospectus may be resumed or receives the copies of the supplemented or amended prospectus contemplated by Subsection 2.4. In any event, the Company shall not deliver more than three Suspension Notices in any one year. If any such registration statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities does not necessarily make such holder a “controlling person” of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the SEC or Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder.

2.2          Piggyback Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration.  Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration on the same terms as the Company and other selling stockholders other than the Holders.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3          Underwriting Requirements.

(a)           If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice.  The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such

Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(b)           In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.  If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders.  Notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering.  For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)           For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that the Initiating Holder has requested to be included in such registration statement are actually included.

2.4          Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, within the time periods provided in this Agreement, or if no time period is provided in this Agreement, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred eighty (180) day period shall be extended to keep the registration statement effective until all such Registrable Securities are sold;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)           furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)           use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business, subject itself to taxation or file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to taxation or service, as the case may be, in such jurisdiction and except as may be required by the Securities Act;

(e)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)            use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)           provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)           promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)            notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(j)            after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus;

(k)           cooperate with the Holders of Registrable Securities being offered pursuant to the registration statement to issue and deliver, or cause its transfer agent to issue and deliver, certificates (or shares in book-entry form) representing Registrable Securities to be offered pursuant to the registration statement within a reasonable time after the delivery of certificates (or shares in book-entry form) representing the Registrable Securities to the transfer agent or the Company, as applicable, and enable such certificates (or shares in book-entry form) to be in such denominations or amounts as the Holders may reasonably request and registered in such names as the Holders may request;

(l)            if requested, cause to be delivered, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), comfort letters from the Company’s independent certified public accountants addressed to each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(m)          make generally available to its shareholders a consolidated earnings statement (which need not be audited) for at least the 12 months beginning after the effective date of a registration statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act;

(n)           promptly notify each seller of Registrable Securities and the underwriter or underwriters, if any (i) of the notification to the Company by the SEC of its initiation or threat of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, of the issuance by the SEC of a notification of objection to the use of the form on which the registration statement has been filed, and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and (ii) of the receipt by the Company of any notification or threat with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or “blue sky” laws of any jurisdiction; and

(o)           use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act under the circumstances and subject to the restrictions set forth in such policy.

2.5          Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6          Expenses of Registration.  The Company shall bear and pay or cause to be paid promptly upon request all expenses (other than Selling Expenses) incident to the Company’s performance of or compliance with this Agreement, including (a) all registration, filing, and qualification fees; (b) printers’ expenses; (c) fees and expenses of accountants of the Company; (d) fees and disbursements of counsel for the Company; and (e) the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”); provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one Demand Registration on Form S-1; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit a Demand Registration on Form S-1; and provided further that if the registration statement related thereto is filed prior to the first anniversary of the consummation of the IPO, the Company shall pay only 25% of all expenses related to such Demand Registration and the selling Holders shall bear the balance of all such expenses pro rata on the basis of the number of Registrable Securities registered on their behalf.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7          Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8          Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will reimburse each such Holder, underwriter, controlling Person, or other aforementioned Person for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are actually paid upon receipt by the Company of reasonable documentation thereof; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)           To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will reimburse the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are actually paid upon receipt by such selling Holder of reasonable documentation thereof; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any underwriting discounts and commissions and transfer taxes), except in the case of fraud or willful misconduct by such Holder.

(c)           Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one  separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)           To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any underwriting discounts and commissions and transfer taxes), except in the case of willful misconduct or fraud by such Holder.

(e)           Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9          Reports Under Exchange Act.  With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)           make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)           use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration that includes Registrable Securities of Holders unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included.

3.             Miscellaneous.

3.1          Successors and Assigns.  The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.  For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder.  The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal law of the State of Texas.

3.3          Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.4          Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5          Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 3.5.  If notice is given to the Company, a copy shall also be sent to Bracewell & Giuliani LLP, 111 Congress Avenue, Suite 2300, Austin Texas 78701, Attention: Justin.long@bgllp.com.

3.6          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of two-thirds of the Registrable Securities then held by each of SunTx Group and the WCM Group; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders in the same fashion.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Subsection 3.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.7          Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.8          Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.9          Entire Agreement.  This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.10        Dispute Resolution.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER

WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA.  The arbitration shall take place in Dallas, Texas, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof.  There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause.  Depositions shall be conducted in accordance with the Texas Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

3.11        Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.12        Effectiveness.  This Agreement shall become effective upon the consummation of the IPO.  Until and unless the IPO occurs, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  If the IPO has not been consummated on or before December 31, 2014, then this Agreement shall have no effect and no party shall have any right or obligation hereunder.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Veritex Holdings, Inc.

By:
Name: C. Malcolm Holland, III
Title: Chairman and Chief Executive Officer

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

HOLDERS:

SunTx Veritex Holdings, L.P.,

By:	SunTx Capital Partners II GP, L.P., its general partner

By:	SunTx Capital II Management Corp., its general partner

By:
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

HOLDERS:

WCM Parkway, Ltd.

By:	WCM Holdings, Inc., its general partner

By:
Name:	William C. Murphy
Title:	President

William C. Murphy 401K Plan

By:
Name:	William C. Murphy
Title:	Trustee

William C. Murphy

By:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

SCHEDULE A
TO

VERITEX HOLDINGS, INC. REGISTRATION RIGHTS AGREEMENT

Holders	Address
SunTx Veritex Holdings, L.P.

Attention: Michael Ilagan
5420 LBJ Freeway
Suite 1000
Dallas, Texas 75240
Phone Number: 972-663-8914
Fax Number: 972-661-9977
Email: milagan@suntx.com

With a copy to:

SunTx Veritex Holdings, L.P.

Attention: Barrett N. Bruce
5420 LBJ Freeway
Suite 1000
Dallas, Texas 75240
Phone Number: 972-663-8921
Fax Number: 972-661-9977
Email: bbruce@suntx.com

WCM Parkway, Ltd.
William C. Murphy 401K Plan
William C. Murphy

8214 Weschester Drive, Suite 400
Dallas, Texas 75225
Phone Number: (972) 349-6144
Email: wcmurphy@veritexbank.com